UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2015

Golden Entertainment, Inc.

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(Exact name of registrant as specified in its charter)

Minnesota	000-24993	41-1913991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6595 S Jones Blvd., Las Vegas, Nevada	89118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 893-7777

Not Applicable

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Golden Entertainment, Inc. 2015 Incentive Award Plan

On August 27, 2015, the Board of Directors (the “Board”) of Golden Entertainment, Inc. (the “Company”) approved the Golden Entertainment, Inc. 2015 Incentive Award Plan (the “2015 Plan”), subject to shareholder approval at the Company’s 2016 annual meeting of shareholders. The 2015 Plan authorizes the issuance of stock options, restricted stock, restricted stock units, dividend equivalents, stock payment awards, stock appreciation rights, performance bonus awards and other incentive awards. The 2015 Plan also authorizes the Compensation Committee of the Board (the “Compensation Committee”) to grant performance awards payable in the form of the Company’s common stock or cash, including equity awards and incentive cash bonuses that may qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). The 2015 Plan authorizes the grant of awards to employees, non-employee directors and consultants of the Company and its subsidiaries.

The 2015 Plan is administered by the Compensation Committee, which may delegate its duties and responsibilities to committees of directors and/or officers of the Company, subject to certain limitations that may be imposed under Section 162(m), Section 16 of the Securities Exchange Act of 1934, as amended, and/or stock exchange rules, as applicable. The full Board will administer the 2015 Plan with respect to awards to non-employee directors.

The maximum number of shares of the Company’s common stock for which grants may be made under the 2015 Plan is 2,250,000 shares, plus an annual increase on each January 1 during the ten year term of the 2015 Plan equal to the lesser of 1,800,000 shares, 4% of the total shares of the Company’s common stock outstanding (on an as-converted basis) and such smaller amount as may be determined by the Board in its sole discretion. In addition, the following annual limitations apply: (i) the maximum aggregate number of shares of common stock that may be subject to awards granted to any one participant during a calendar year is 2,000,000 shares; and (ii) the maximum aggregate amount of cash that may be paid to any one participant during any calendar year with respect to awards initially payable in cash is $10 million.

The 2015 Plan also contains provisions with respect to payment of exercise or purchase prices, vesting and expiration of awards, adjustments and treatment of awards upon certain corporate transactions, including stock splits, recapitalizations and mergers, and tax withholding requirements. In particular, the 2015 Plan provides that no stock option or stock appreciation right may be exercised prior to the earlier of August 1, 2018 or immediately prior to the consummation of a change in control of the Company that would result in an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended. The 2015 Plan may be amended or terminated by the Board at any time, subject to certain limitations requiring shareholder consent or the consent of the participant.

Issuance of Stock Options under the 2015 Plan

On August 27, 2015, the Compensation Committee granted awards of stock options under the 2015 Plan, subject to shareholder approval of the 2015 Plan, to the following executive officers of the Company: Blake L. Sartini (440,000 options), Stephen A. Arcana (220,000 options) and Matthew W. Flandermeyer (220,000 options). The options have a ten-year term and an exercise price of $9.05 per share, which is equal to the fair market value of the Company’s common stock on the date of grant. Provided that the executives continue to render services to the Company through the applicable vesting date, the options vest as to 25% of the shares on the first anniversary of the vesting commencement date and vest as to the remaining shares in 36 equal monthly installments thereafter. The options are subject to the restrictions in the 2015 Plan regarding exercisability prior to August 1, 2018. If the 2015 Plan is not approved by the Company’s shareholders at the 2016 annual meeting, the foregoing stock option awards will be automatically cancelled and become null and void.

The foregoing descriptions of the 2015 Plan and stock option awards granted thereunder do not purport to be complete and are qualified in their entirety by the full text of the 2015 Plan and the form of Stock Option Grant Notice and Stock Option Agreement, which are filed, respectively, as Exhibit 10.1 and Exhibit 10.2 hereto and are incorporated herein by reference.

Non-Employee Director Compensation Program

On August 27, 2015, the Board adopted a new cash and equity compensation program for non-employee directors. Lyle A. Berman and Timothy J. Cope, who prior to July 31, 2015 served as Chief Executive Officer and Chief Financial Officer, respectively, of the Company, both participate in the program in their current capacity as non-employee directors.

Under the new non-employee director compensation program, non-employee members of the Board are entitled to receive an annual cash retainer of $55,000 for their service on the Board, payable in arrears in quarterly installments. Members of the Audit Committee, Compensation Committee and Corporate Governance Committee of the Board are entitled to receive additional annual cash retainers for such service in the following amounts, also payable in arrears in quarterly installments: $20,000 for the Chairman of the Audit Committee, $10,000 for each other member of the Audit Committee, $16,000 for the Chairman of the Compensation Committee, $8,000 for each other member of the Compensation Committee, $8,000 for the Chairman of the Corporate Governance Committee and $4,000 for each other member of the Corporate Governance Committee. In addition, under the new non-employee director compensation program, non-employee members of the Board are entitled to receive an initial stock option award under the 2015 Plan of options to purchase 20,000 shares of the Company’s common stock upon their initial election or appointment to the Board (or, in the case of the Company’s existing non-employee directors, upon adoption of the program) and an annual stock option award under the 2015 Plan of options to purchase 10,000 shares of the Company’s common stock on the date of each annual meeting of shareholders (which annual award will be prorated for the first year if a non-employee director’s initial election or appointment did not occur at an annual meeting), in each case with an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Each such stock option will have a ten-year term. Each initial stock option award (for the purchase of 20,000 shares) will vest in substantially equal installments on each of the first three anniversaries of the grant date, and each subsequent stock option award (for the purchase of 10,000 shares) will vest in full on the first anniversary of the grant date. All such stock option awards will vest in full in the event of a change in control or the director’s termination of service due to death or disability, and will be subject to the restrictions in the 2015 Plan regarding exercisability prior to August 1, 2018.

Pursuant to the new non-employee director compensation program, on August 27, 2015, the Board granted options to purchase 20,000 shares of the Company’s common stock under the 2015 Plan, subject to shareholder approval of the 2015 Plan, to each of the Company’s six non-employee directors, including Messrs. Berman and Cope. The options have an exercise price of $9.05 per share, which is equal to the fair market value of the Company’s common stock on the date of grant. If the 2015 Plan is not approved by the Company’s shareholders at the 2016 annual meeting, the foregoing stock option awards will be automatically cancelled and become null and void.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

10.1	Golden Entertainment, Inc. 2015 Incentive Award Plan

10.2	Form of Stock Option Grant Notice and Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDEN ENTERTAINMENT, INC. (Registrant)

Date: September 2, 2015	/s/ Matthew W. Flandermeyer Name: Matthew W. Flandermeyer Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Golden Entertainment, Inc. 2015 Incentive Award Plan

10.2	Form of Stock Option Grant Notice and Stock Option Agreement